UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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GEORESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

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April 28, 2010

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on Thursday, June 10, at 1:00 p.m., Mountain Daylight Time, at 1999 Broadway, Suite 3150, Denver, Colorado 80202. The other directors and officers join me in extending this invitation.

It is important that your shares are represented at the meeting. If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.

A form of proxy is enclosed. To assure that your shares will be voted at the meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone. Submitting your proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

GEORESOURCES, INC.

FRANK A. LODZINSKI
Chairman, President and Chief Executive Officer

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090-1629

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

To be held on June 10, 2010

TO OUR SHAREHOLDERS:

The 2010 Annual Meeting (the “Meeting”) of Shareholders of GeoResources, Inc. will be held at 1999 Broadway, Suite 3150, Denver, Colorado 80202, on Thursday, June 10, 2010, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.	To elect seven directors for the ensuing year; and

2.	To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record at the close of business on April 22, 2010, are entitled to notice of and to vote at the Meeting.

It is important that your shares be represented and voted at the Meeting. Shareholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Meeting:

•	vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

By Order of the Board of Directors.

CATHY KRUSE
Corporate Secretary
April 28, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD

JUNE 10, 2010

Pursuant to rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by mailing to you this full set, including the proxy card, on or about May 3, 2010, and by notifying you of the availability of our proxy materials on the Internet. These proxy materials and our 2009 Annual Report on Form 10-K are available at http://www.geoiproxy.com.

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, Texas 77090-1629

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held On June 10, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

The accompanying proxy is solicited by our Board of Directors for use at our Annual Meeting of Shareholders to be held at 1:00 p.m., Mountain Daylight Time, on Thursday, June 10, 2010, at 1999 Broadway, Suite 3150, Denver, Colorado 80202, for the following purposes:

1. To elect seven directors for the ensuing year; and

2. To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and solicitation material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by us. Directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

Any shareholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of revocation to our Secretary or by attending the Meeting and voting in person. At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy or by signing, dating, and returning to us a new proxy. We will honor the proxy with the latest date. If the enclosed proxy is executed properly and returned in time to be voted at the Meeting, the shares represented will be voted as instructed. Proxies which are signed but which lack any voting instructions will be voted in favor of the slate of directors proposed by the Board of Directors and will be deemed to grant discretionary authority to vote upon any other matters properly before the Meeting.

If your shares are held in “street name” by your broker, a bank, or other nominee, you should receive this proxy statement from them with instructions for voting your shares. Please respond quickly so that they may represent you.

If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called “broker non-votes”), that person can vote them as he or she sees fit only on matters that self-regulatory organizations determine to be routine. Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

The mailing address of our principal executive office is 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629. This Proxy Statement and the accompanying proxy card were mailed to our shareholders on or about May 3, 2010.

Our Board of Directors fixed April 22, 2010 as the record date for the determination of shareholders entitled to vote at the Meeting. Persons who were not shareholders on that date will not be allowed to vote at the Meeting.

At the close of business on April 22, 2010, there were issued and outstanding 19,723,916 shares of our common stock, our only outstanding class of voting equity securities. A quorum must be present before we can conduct any business at the Meeting. A majority of the shares of common stock outstanding must be represented at the Meeting in person or by proxy to constitute a quorum. Holders of the common stock are entitled to one vote per share held as of the record date. Cumulative voting in the election of directors is not permitted.

In the election of directors, the seven nominees with the highest number of votes cast in their favor will be elected as directors to our Board of Directors assuming a quorum is present at the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of April 16, 2010 by:

•	each person whom we know beneficially owns more than 5% of our common stock;

•	each director proposed to be elected to our Board of Directors at the Meeting;

•	each of our executive officers; and

•	our directors and executive officers as a group.

CLASS OF SECURITIES	NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Frank A. Lodzinski(2) (3) (9) 110 Cypress Station Drive - Suite 220 Houston, TX 77090	1,801,060	9.1%

Common Stock	Collis P. Chandler, III(4) 475 Seventeeth Street - Suite 1210 Denver, CO 80202	1,234,411	6.3%

Common Stock	Francis M. Mury 110 Cypress Station Drive - Suite 220 Houston, TX 77090	80,000	*

Common Stock	Howard E. Ehler(5) 110 Cypress Station Drive - Suite 220 Houston, TX 77090	40,053	*

Common Stock	Robert J. Anderson(6) 110 Cypress Station Drive - Suite 220 Houston, TX 77090	40,867	*

Common Stock	Jay F. Joliat(7) 36801 Woodward Avenue - Suite 301 Birmingham, MI 48009	520,000	2.6%

Common Stock	Bryant W. Seaman, III 630 Fifth Avenue, 39th Floor New York, NY 10111	—	*

Common Stock	Michael A. Vlasic(3) 38710 Woodward Avenue Bloomfield Hills, MI 48304	4,585,203	23.3%

Common Stock	Nick L. Voller 222 University Avenue Williston, ND 58801	—	*

Common Stock	Donald J. Whelley 134 Cedar Road Wilton, CT 06897	2,000	*

CLASS OF SECURITIES	NAME AND ADDRESS OF BENEFICIAL OWNER(1)	AMOUNT OF SHARES AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Stock	Officers and Directors(9) as a Group - (ten persons)	6,718,391 Direct and Indirect	34.1%

Common Stock	Wachovia Capital Partners 2005 LLC(8) 301 South College Avenue Charlotte, NC 28288	1,692,887	8.6%

Common Stock	Vlasic FAL, L.P.(3) 110 Cypress Station Drive - Suite 220 Houston, TX 77090	1,585,203	8.0%

Common Stock	Chandler Energy, LLC(5) 475 Seventeenth Street - Suite 1210 Denver, CO 80202	1,234,411	6.3%

Common Stock	Baron Capital Group, Inc.(10) 767 Fifth Avenue New York, NY 10153	1,000,000	5.1%

*	Less than 1%
(1)	Unless otherwise indicated, the shares are held directly in the names of the named beneficial owners and each person has sole voting and sole investment power with respect to the shares.
(2)	Includes 157,157 shares of common stock owned by Mr. Lodzinski and 58,700 shares held by Mr. Lodzinski’s spouse.
(3)

Vlasic FAL, L.P., a Texas limited partnership, is managed by VL Energy LLC, a Texas limited liability company and general partner. All of the membership interests in VL Energy LLC are owned by Frank A. Lodzinski. Mr. Lodzinski and Mr. Vlasic indirectly own all of the limited partnership interests of Vlasic FAL, L.P., through limited liability companies that they control, and that each of Mr. Lodzinski and Mr. Vlasic own in part, with the remaining owners consisting only of family members. The entity controlled by Mr. Vlasic that is the limited partner of Vlasic FAL, L.P. has the right to remove the general partner at any time. Vlasic FAL, L.P. directly owns 1,585,203 shares of the Company, or 8.0% of the issued and outstanding common stock of the Company. Based on the legal structure of Vlasic FAL, L.P., Mr. Lodzinski and Mr. Vlasic are beneficial owners of all of the shares of common stock held by Vlasic FAL, L.P., and share the right to vote and dispose of these shares. In addition, the total shares shown for Mr. Vlasic include 3,000,000 shares held by VILLCo Energy, LLC for which Mr. Vlasic serves as Chief Executive Manager.

(4)

Includes 1,234,411 shares of common stock held in the name of Chandler Energy, LLC, which is solely owned by Mr. Chandler. Includes 25,000 shares that are held by Chandler Energy, LLC pursuant to a shareholders agreement with certain former employees of Chandler Energy, LLC.

(5)	Includes 4,261 shares of common stock held by Mr. Ehler in an Individual Retirement Account.
(6)	Includes 21,304 shares of common stock held by Mr. Anderson in an Individual Retirement Account.
(7)	Includes 245,000 shares of common stock owned directly by Mr. Joliat and 275,000 shares of common stock which is owned through trusts of which Mr. Joliat is trustee
(8)

Wachovia Capital Partners 2005, LLC owns 1,688,860 shares of the Company’s common stock. These securities may be deemed to be beneficially owned by (a) Wachovia Capital Partners GP I, LLC, the managing member of Wachovia Capital Partners 2005, LLC, and (b) Scott B. Pepper, Fredrick W. Eubank, II and L. Watts Hamrick, III, the managers of Wachovia Capital Partners GP I, LLC. Each of Messrs. Pepper, Eubank and Hamrick disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(9)	This number includes only the 1,585,203 shares of common stock in the name of Vlasic FAL, L.P. once, in which Mr. Vlasic and Mr. Lodzinski may be each considered beneficial owners of those shares.
(10)

Baron Capital Group, Inc. (“BCG”) and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG or Ronald Baron. BAMCO, Inc. (“BAMCO”) and Baron Capital Management, Inc. (“BCM”), subsidiaries of BCG, disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. BAMCO and BCM are subsidiaries of BCG and Ronald Baron owns a controlling interest in BCG.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our Articles of Incorporation provide that the number of directors shall not be less than three nor more than ten. Our Bylaws allow the Board of Directors to set the number of directors subject to our Articles of Incorporation. In the election of directors, each proxy will be voted for each of the nominees listed in the table below unless the proxy withholds authority to vote for one or more of the nominees. If elected, each nominee will serve until the next annual meeting of shareholders and until his successor shall be duly elected and shall qualify.

If, prior to the Meeting, it should become known to the Board of Directors that any one of the nominees named below will be unable to serve as a director after the Meeting, the proxy will be voted for substitute nominee(s) selected by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable to serve. In the election of directors, the number of nominees equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, will be elected to the Board of Directors, assuming a quorum is present at the Meeting.

The following table provides certain information with respect to our nominees for directors.

NAME OF NOMINEE	AGE	CURRENT POSITION(S) WITH THE COMPANY	DIRECTOR SINCE

Frank A. Lodzinski	60	President, Chief Executive Officer and Director(1)	2007

Collis P. Chandler, III	41	Executive Vice President and Chief Operating Officer Northern Region and Director(1)	2007

Jay F. Joliat	53	Director(2)(3)(4)	2007

Bryant W. Seaman, III	57	Director(7)(8)	2010

Michael A. Vlasic	49	Director(1)(8)	2007

Nick L. Voller	59	Director(5)	2004

Donald J. Whelley	55	Director(6)(7)	2010

(1)	Member of the Executive Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Nominating Committee.
(4)	Member of the Compensation Committee.
(5)	Member of the Audit Committee since 2004.

(6)	Member of the Audit Committee since March 30, 2010.
(7)	Member of the Nominating Committee since March 30, 2010.
(8)	Member of the Compensation Committee since March 30, 2010.

Frank A. Lodzinski has over 35 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company for $35 million. In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired controlling interests in Texoil, Inc. In 2001, Texoil, Inc. was sold to Ocean Energy, Inc. for $135 million. In 2001, Mr. Lodzinski was appointed CEO and President of AROC, Inc. to direct the restructuring and ultimate liquidation of that company. In 2003, AROC, Inc. completed a $71 million monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the General Partner of Southern Bay, which acquired the residual assets of AROC, Inc., and he has served as President of Southern Bay Energy LLC since its formation. On April 17, 2007, Mr. Lodzinski became President and Chief Executive Officer of GeoResources. He is a certified public accountant and holds a BSBA Degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Director Qualifications: Mr. Lodzinski, as our Chief Executive Officer and Chairman, has been responsible for our business strategy since April 2007. His industry experience and vision are a primary component of our successful operations since that time. Mr. Lodzinski’s day-to-day leadership and intimate knowledge of the oil and gas industry, our structure and our operations provide our Board of Directors with company-specific experience, expertise and leadership.

Collis P. Chandler, III has been President and sole owner of Chandler Energy, LLC since its inception in July 2000. From 1988-2000, Mr. Chandler was employed by The Chandler Company, a privately-held exploration company operating primarily in the Rocky Mountains. His responsibilities over the 12-year period included involvement in exploration, prospect generation, acquisition, structure and promotion as well as direct responsibility for all land functions including contract compliance, lease acquisition and administration. In 1998, he was promoted to Vice President of Business Development. Mr. Chandler received a Bachelor’s of Science Degree from the University of Colorado, Boulder in 1992.

Director Qualifications: Mr. Chandler has been with our Company since April 2007, and has broad industry experience and brings significant operational capabilities to our Company. He has an intimate understanding of our business, its capabilities and operations, as well as significant prior management expertise that benefits us.

Jay F. Joliat has, for more than the past six years, been an independent investor and developer in commercial, industrial and garden style apartment real estate and development, residential home building, restaurant ownership and management, as well as venture private equity in generic pharmaceuticals, medical devices and oil and gas. He previously formed and managed his own investment management company early in his career and was formerly employed by E.F. Hutton and Dean Witter Reynolds. He holds a Bachelor of Arts Degree in Management and Finance from the Oakland University (1982) and was awarded a Certified Investment Management Analyst certificate in 1983 after completion of the IMCA program at the Wharton School of Business of the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco

Pharmaceutical Laboratories Ltd., a company with a class of equity securities registered under the Securities Exchange Act of 1934, and served in various capacities on the audit, executive and compensation committees.

Director Qualifications: Mr. Joliat’s prior business experience in management investments, as well as serving on the Board of Directors of an SEC-reporting company, brings us a unique perspective as an outside investor in oil and gas entities. His management skills and extensive experience in assessing financing strategy provide our Board with a valuable resource for planning corporate strategy.

Bryant W. Seaman, III, has been Managing Director, Head of Family Company Advisory, Bessemer Trust, since November, 2005. From 2004 through October, 2005 he was a Partner, Merchant Banking, of Gregory & Hoenemeyer, Inc. From 2002 to 2004 he was Group Executive Vice President, International, of New York Stock Exchange, Inc. From 1998 through 2001 he was a Managing Director of Deutsche Banc Alex. Brown. From 1995 through 1997 he was a General Partner of Asia/Pacific Capital Partners, and from 1983 to 1995 he was a Managing Director, Investment Banking, at Credit Suisse First Boston. Mr. Seaman holds an A.B. degree in Political Science from Stanford University and MBA and Juris Doctor degrees from Columbia University.

Director Qualifications: Mr. Seaman has extensive investment banking experience as well as experience working for the New York Stock Exchange, along with a legal and business background. He has operated effectively at the highest levels of his management. His leadership skills at these positions, along with his financial, business and legal acumen, add an important dimension to the composition of our Board.

Michael A. Vlasic has served on the Board of Managers of Southern Bay Energy, LLC since its inception in 2004. He previously was a director of Texoil, Inc., a company with a class of equity securities registered under the Securities Exchange Act of 1934, where he served on the Executive Committee from 1997 until its sale to Ocean Energy Inc. in 2001. For more than the past five years he has been Chief Executive Manager of Vlasic Investments LLC. He is a graduate of Brown University and holds an MBA from the University of Michigan.

Director Qualifications: Mr. Vlasic has extensive investment experience in investing in oil and gas exploration and production companies, and brings a financial and operational base to our Company that assists us in determining corporate strategy. His extensive experience in oversight of investments of small exploration and production companies provides us with a valuable resource in our strategy.

Nick L. Voller has been one of GeoResources’ directors since March 2004. For over the past five years, he has been a shareholder with Voller Brakey Stillwell & Suess, P.C., a CPA firm located in Williston, North Dakota. He is a 1972 graduate of the University of North Dakota.

Director Qualifications: Mr. Voller has been a certified public accountant operating his own CPA firm for many years. He brings to our Board his expertise as an accountant as well as an appreciation of the practical aspects of operating our business. He is also well acquainted with the local conditions in our Northern Region, which gives us additional instructive and operational expertise.

Donald J. Whelley has been a Managing Member of DJW Advisors, LLC since 2008, advising clients on their direct oil and gas investments, strategic resources, litigation support and due diligence. From 1993 to 2008 he was Executive Vice President of John S. Herold, Inc., where he was

Chief Financial Officer and responsible for managing valuation and consulting engagements. From 1991 to 1993 he was the Chief Financial Officer of Damson Oil Corporation, guiding it through its bankruptcy and the ultimate disposition of its oil and gas properties. Prior to 1991 he held management positions with B&D Equities, Inc., a broker-dealer; Granada Corporation, an agricultural biotech company; Damson Oil Corporation; and Arthur Anderson & Co. Mr. Whelley holds a B.S. degree in Accounting from Clarkson University.

Director Qualifications: Mr. Whelley has extensive industry experience in oversight of oil and gas investments, litigation support and due diligence. He brings to our Board of Directors an independent analytical skill set from a training perspective, which assists us in determining our strategies. He has also operated as a Chief Financial Officer of a large exploration and production company, so his knowledge of inside administration will be helpful to us.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE ABOVE NOMINEES.

CORPORATE GOVERNANCE

During the year ended December 31, 2009, our Board of Directors held two meetings. In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting. During the year ended December 31, 2009, the Board effected one action by unanimous written consent.

While we do not have a formal policy regarding our Board members’ attendance at the Annual Meeting of Shareholders, we have historically scheduled a meeting of the Board of Directors on the same day as our annual meeting so our Board members typically attend the Annual Meeting of Shareholders. In 2009, all members of our Board of Directors attended our Annual Meeting of Shareholders.

Independence of Directors

The rules of the Nasdaq Stock Market require that a majority of our Board of Directors be independent directors, as defined in Nasdaq Rule 5605(a)(2). The Nasdaq rules include a series of objective tests, including that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the rules of Nasdaq, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the Board of Directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. In March 2010 we reviewed the independence of our directors. As a result of this review, the Board of Directors determined that five out of seven directors serving on the Board are independent under Nasdaq Rules. As of March 2010, our independent directors were: Messrs. Joliat, Seaman, Vlasic, Voller and Whelley.

Board of Directors Diversity

The Board of Directors does not have a formal diversity policy. The Board considers candidates that will make the board as a whole reflective of a range of talents, skills, diversity and expertise.

Board of Directors Leadership Structure

Mr. Lodzinski serves as our Chairman of the Board, President and Chief Executive Officer. The Board believes that Mr. Lodzinski is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. In this combined role, Mr. Lodzinski is able to foster clear accountability and effective decision making. The Board believes that the combined role of Chairman and CEO strengthens the communication between the Board of Directors and Company management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Lodzinski is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to our Board or Audit Committee’s attention. We believe that the creation of a lead independent director position is not necessary at this time.

Board of Directors Oversight of Risk

The Board of Directors has ultimate responsibility for general oversight of risk management processes. The Board receives reports from Mr. Lodzinski on areas of risk facing the Company. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate Committee in the case of risks in areas for which responsibility has been delegated to a particular Committee) engages with the appropriate members of management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss the Company’s risk management culture and processes. When a Committee receives a report from a member of management regarding areas of risk, the Chairman of the relevant Committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.

Committees of the Board of Directors

To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee, Nominating Committee, Compensation Committee and Executive Committee as the functions of each are described below.

Audit Committee

Members until March 30, 2010: Directors Joliat (Chairman), Hunt and Voller

Members as of March 30, 2010: Directors Joliat (Chairman), Voller and Whelley

Number of Meetings in 2009: Six

Functions:

•

Assists the Board in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	Hires the independent auditors;

•	Monitors the independence and performance of the Company’s independent auditors and internal auditors;

•	Maintains, through regularly scheduled meetings, a line of communication between the Board and the Company’s financial management, internal auditors and independent auditors; and

•	Oversees compliance with the Company’s policies for conducting business, including ethical business standards.

The Board of Directors adopted an Audit Committee Charter in 2000 and subsequently amended and restated the Charter in March, 2004, which is available on our website at www.georesourcesinc.com.

Our Board of Directors has determined that Mr. Voller qualifies as an “audit committee financial expert” as that term is defined in the listing standards of the Nasdaq Stock Market and the rules of SEC.

Our common stock is quoted on the Nasdaq Stock Market. Pursuant to Nasdaq rules, the Audit Committee is to be comprised of three or more directors as determined by the Board of Directors, each of whom shall be “independent”. Our Board of Directors has determined that all members of the Audit Committee are independent, as defined in the listing standards of the Nasdaq Stock Market and the rules of the SEC.

Nominating Committee

Members until March 30, 2010: Directors Stevens (Chairman), Hunt and Joliat

Members as of March 30, 2010: Directors Whelley (Chairman), Joliat and Seaman

Number of Meetings in 2009: One

The Nominating Committee nominates board candidates based on whom they believe will be effective in serving the long-term interests of the Company and its shareholders. Candidates are evaluated based upon their backgrounds and the need for any required expertise on the Board and its committees. In 2007, the Board of Directors approved a charter for the Nominating Committee which is available on our website at www.georesourcesinc.com.

Our Nominating Committee will consider a candidate for a director position proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to the GeoResources, Inc., Board of Directors, Nominating Committee, Attn: Chairman, 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Nominating Committee in determining the qualifications of the individual. The Nominating Committee will consider all candidates, whether recommended by shareholders or members of management. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date our proxy statement was released to shareholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Board will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.

Compensation Committee

Members until March 30, 2010: Directors Joliat (Chairman), Hunt and Stevens

Members as of March 30, 2010: Directors Seaman (Chairman), Joliat and Vlasic

Number of Meeting in 2009: Two

In 2007, the Board of Directors approved a charter for the Compensation Committee which is available on our website at www.georesourcesinc.com. The primary function of this Committee is to review and approve executive compensation and benefit programs. Additionally, this Committee approves the compensation of the Chief Executive Officer, Chief Financial Officer, and any other officers deemed appropriate. The Compensation Committee does not anticipate utilizing any compensation consultants at this time. Our Chief Executive Officer is expected to recommend to the Compensation Committee the compensation for other executive officers and recommend director compensation.

Executive Committee

Under the Company’s current Bylaws, Article III, Section 12, the Chairman of the Board can appoint other committees in addition to the three current standing committees: Audit, Compensation, and Nomination. On April 17, 2007, the Chairman appointed an Executive Committee to be a working committee, assigned with regular tasks outlined by our Board of Directors. The Chairman of this committee is Frank A. Lodzinski, with members Collis P. Chandler, III and Michael A. Vlasic. The Board of Directors has not adopted a charter for the Executive Committee.

Code of Ethics

Our Board of Directors has adopted a Code of Business Ethics (“Code”), which is posted on our website at www.georesourcesinc.com. Our shareholders may also obtain a copy of our Code by requesting it in writing at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 or by calling (281) 537-9920.

Our Code provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code provides that:

•	We will comply with all laws, rules and regulations;

•	Our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;

•	Our directors, officers, and employees are to protect our assets and maintain our confidentiality;

•	We are committed to promoting values of integrity and fair dealing; and

•	We are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our periodic reports.

Our code also contains procedures for employees to report, anonymously or otherwise, violations of the Code.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d) during 2009, we are not aware of any director, officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the year.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table below. As more fully described below, the Compensation Committee of the Board of Directors reviews and recommends to the full Board of Directors the total direct compensation programs for our named executive officers. Our Chief Executive Officer, Frank A. Lodzinski, reviews the base salary, discretionary annual bonus and long-term compensation levels for the other named executive officers.

Compensation Philosophy and Objectives

Our compensation philosophy is to encourage growth in our oil and natural gas reserves and production, encourage growth in cash flow and profitability, and enhance shareholder value through a compensation program that attracts and retains highly qualified executive officers. To achieve these goals, the Compensation Committee believes that the compensation of executive officers should reflect our growth while ensuring fairness among the executive management team by recognizing the contributions each individual executive makes to our success.

The Compensation Committee believes compensation should include the following components:

•	A base salary that is commensurate with other small, independent oil and gas companies and provides a living wage for our executive officers;

•	Discretionary annual incentive compensation to reward hard work, individual responsibility and productivity, reserve growth, performance and profitability; and

•	Long-term incentive compensation in the form of stock options.

The Compensation Committee periodically reviews data about the compensation of executives in the oil and gas industry but does not conduct an in-depth review of comparable companies. Based on this review, we believe that the elements of our executive compensation program are comparable to those offered by our industry competitors.

Elements of Our Compensation Program

The compensation program for our executive officers is composed of three principal components: base salary, discretionary annual incentive compensation and long-term incentive compensation in the form of stock options.

Base Salary. Base salaries (paid in cash) for our executives are established based on the scope and responsibilities, taking into account what we believe to be a fair working salary for executives in these positions, as well as competitive market compensation paid by peer companies for similar positions. All of our named executive officers have worked with or for our Chief Executive Officer, Frank A. Lodzinski, for several years. From time to time, we review our executives’ base salaries in comparison to salaries for executives in similar positions with similar responsibilities at comparable companies. Base salaries are reviewed annually and adjusted from time to time to realign salaries after taking into account individual responsibilities, performance, experience and other criteria. We rely on the advice of Mr. Lodzinski in setting base salaries for our named executive officers other than him.

The Compensation Committee reviews, taking into account the Chief Executive Officer’s recommendations, the base salaries for the named executive officers, except for the Chief Executive Officer, in the first quarter of each year. New base salary amounts are based on an evaluation of individual performance and expected future performance. On February 3, 2009, the Compensation Committee approved base salaries for our named executive officers commencing at the discretion of the Chief Executive Officer, Frank A. Lodzinski, but no earlier than April 1, 2009.

Discretionary Annual Incentive Compensation. The Compensation Committee recommends to the Board, and the Board subsequently approves, any annual bonuses for each named executive officer. On January 7, 2010, the Compensation Committee approved payment of bonuses to executive officers for 2009.

Long Term Incentive Compensation. We believe the use of stock options creates an ownership culture that encourages the long-term performance of our executive officers. In March 2007, our shareholders approved the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan (the “2004 Plan”). In October 2007, we issued options to the named executive officers as set forth in the table below. On the grant date all of these options were not in the money and the option exercise prices are escalated. Also on February 3, 2009, the Compensation Committee approved stock option grants to the named executive officers to purchase our common stock pursuant to our 2004 Plan. Fifty percent of the stock options are exercisable at $8.50 per share and fifty percent are exercisable at $10.00 per share. The stock options vest equally between the two exercise prices in equal annual installments over a period of four years from the date of grant. The options have a term of 10 years and are subject to the terms and conditions of the 2004 Plan. These options were not “in the money” at the date of grant in order to provide incentive for the named executive officers to continue to work diligently to increase the shareholder value through their ongoing full-time efforts. All of the above options will vest upon a change in control of the Company. We have no employment agreements with our named executive officers.

Recent Actions. The 2009 bonus payments, 2010 base salaries and the February 2009 stock option grants are set forth in the table below.

Officer	2009 Bonus Amount ($)	2010 Base Salary ($)	Stock Option (Common Stock)(#)

Frank A. Lodzinski, Principal Executive Officer and Chairman of the Board of Directors	25,000	175,000	100,000

Collis P. Chandler, III, Executive Vice President and Chief Operating Officer - Northern Division	20,000	150,000	50,000

Francis M. Mury, Executive Vice President and Chief Operating Officer - Southern Division	20,000	150,000	50,000

Howard E. Ehler, Principal Financial Officer and Principal Accounting Officer	20,000	125,000	50,000

Robert J. Anderson, Vice President, Business Development - Acquisitions and Divestitures	25,000	140,000	50,000

In March 2009, the Compensation Committee approved annual base salaries as follows: Mr. Lodzinski $200,000, Mr. Chandler $160,000, Mr. Mury $165,000, Mr. Ehler $160,000 and Mr. Anderson $160,000. These salaries have not yet been implemented and may be implemented at the sole discretion of the Chief Executive Officer.

Other Benefits. All employees may participate in our 401(k) Retirement Savings Plan (“401(k) Plan”) established many years ago. Each employee may make before tax contributions in accordance with the Internal Revenue Service limits. We provide this 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution not to exceed 4% of the employee’s compensation.

All full time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Executive Compensation Business Risk Review

The ownership stake in the Company provided by our equity-based compensation and the extended vesting of these awards is designed to align the interests of our executives with our shareholders and promote executive retention. At the same time, the Compensation Committee believes that, as a result of our focus on long-term incentive compensation, our executive compensation program does not encourage our management to take unreasonable risks related to our business.

Accounting and Tax Considerations

Our option award policies are impacted by the generally accepted accounting principles, which require that we recognize the fair value of these awards, as determined on the date of the grant, over their respective vesting periods. Fair value is determined by the use of an option pricing model.

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation is placed on the tax deduction of any publically-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the executive officer is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Equity Compensation Plan Information

The following sets forth information as of April 22, 2010, concerning our compensation plan under which shares of our common stock are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE
Equity compensation plans approved by security holders:

Amended and Restated 2004 Employees’ Stock Incentive Plan	2,000,000	$9.32	466,946

Equity compensation plans not approved by security holders:	N/A	N/A	N/A

There were not any employee options exercised during 2007, 2008 or 2009.

Summary Compensation Table

The following table presents the aggregate compensation earned by our named executive officers for the three fiscal years ended December 31, 2009. We do not have any employment contracts with any of our named executive officers. There has been no compensation awarded to, earned by or paid to any employees required to be reported in any table or column in the fiscal years covered by any table, other than what is set forth in the following table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Frank A. Lodzinski, Principal Executive Officer and Chairman of the Board of Directors(1)	2009	175,000	25,000		441,185	—	—	641,185
	2008	162,500	20,000	—	—	—	—	182,500
	2007	150,000	—	—	317,200	—	—	467,200

Collis P. Chandler, III, Executive Vice President and Chief Operating Officer - Northern Division(1)	2009	150,000	20,000		220,592	—	—	390,592
	2008	150,000	17,500	—	—	—	—	167,500
	2007	100,000	—	—	211,466	—	—	311,466

Francis M. Mury, Executive Vice President and Chief Operating Officer - Southern Division(1)	2009	150,000	20,000	—	220,592	—	—	390,592
	2008	143,750	17,500	—	—	—	—	161,250
	2007	125,000	22,500	—	211,466	—	—	358,966

Howard E. Ehler, Principal Financial Officer and Principal Accounting Officer(1)	2009	125,000	20,000	—	220,592	—	—	365,592
	2008	120,000	17,500	—	—	—	—	137,500
	2007	105,000	27,500	—	148,026	—	—	280,526

Robert J. Anderson, Vice President, Business Development - Acquisitions and Divestitures(1)	2009	140,000	25,000	—	220,592	—	—	385,592
	2008	135,000	17,500	—	—	—	—	152,500
	2007	120,000	27,500	—	158,600	—	—	306,100

Jeffrey P. Vickers, Vice President Northern Division (April 17, 2007 - September 30, 2008) Principal Executive and Principal Accounting Officer (2006 - April 16, 2007)	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2008	104,858	—	—	—	—	—	104,858
	2007	129,483	46,478	—	—	—	—	175,961

(1)	These individuals were not named executive officers prior to the April 17, 2007, Merger.

The amounts for option awards represent the estimated fair value at the date of grant. Fair value of the options is determined by the Black-Scholes option pricing model. The terms of the option grants are set forth below in the table “Outstanding Equity Awards at Fiscal Year-End.”

Outstanding Equity Awards at Fiscal Year-End

Name (a)	Number of Securities Underlying Unexercised/ Exercisable Options	% of Total Options Granted to Employees in Fiscal Year (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Unexercised In-The-Money Options / SARs at Year-End ($) (g)**	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Frank A. Lodzinski, CEO	75,000	9.8%	$8.27	Oct 10, 2017	—	404,250	N/A	N/A
	75,000	9.8%	$9.56	Oct 10, 2017	75,000	307,500	N/A	N/A
	50,000	6.7%	$8.50	Feb 3, 2019	37,500	258,000	N/A	N/A
	50,000	6.7%	$10.00	Feb 3, 2019	37,500	183,000	N/A	N/A

Collis P. Chandler, III	50,000	6.5%	$8.27	Oct 10, 2017	—	269,500	N/A	N/A
	50,000	6.5%	$9.56	Oct 10, 2017	50,000	205,000	N/A	N/A
	25,000	3.3%	$8.50	Feb 3, 2019	18,750	129,000	N/A	N/A
	25,000	3.3%	$10.00	Feb 3, 2019	18,750	91,500	N/A	N/A

Francis M. Mury	50,000	6.5%	$8.27	Oct 10, 2017	—	269,500	N/A	N/A
	50,000	6.5%	$9.56	Oct 10, 2017	50,000	205,000	N/A	N/A
	25,000	3.3%	$8.50	Feb 3, 2019	18,750	129,000	N/A	N/A
	25,000	3.3%	$10.00	Feb 3, 2019	18,750	91,500	N/A	N/A

Robert J. Anderson	37,500	4.9%	$8.27	Oct 10, 2017	—	202,125	N/A	N/A
	37,500	4.9%	$9.56	Oct 10, 2017	37,500	153,750	N/A	N/A
	25,000	3.3%	$8.50	Feb 3, 2019	18,750	129,000	N/A	N/A
	25,000	3.3%	$10.00	Feb 3, 2019	18,750	91,500	N/A	N/A

Howard E. Ehler, CFO	35,000	4.6%	$8.27	Oct 10, 2017	—	186,650	N/A	N/A
	35,000	4.6%	$9.56	Oct 10, 2017	35,000	143,500	N/A	N/A
	25,000	3.3%	$8.50	Feb 3, 2019	18,750	129,000	N/A	N/A
	25,000	3.3%	$10.00	Feb 3, 2019	18,750	91,500	N/A	N/A

Michael A. Vlasic, Director	20,000	2.7%	$8.50	Feb 3, 2019	15,000	103,200	N/A	N/A
	20,000	2.7%	$10.00	Feb 3, 2019	15,000	73,200	N/A	N/A

Jay F. Joliat, Director	20,000	2.7%	$8.50	Feb 3, 2019	15,000	103,200	N/A	N/A
	20,000	2.7%	$10.00	Feb 3, 2019	15,000	73,200	N/A	N/A

Scott R. Stevens, Director*	20,000	2.7%	$8.50	Feb 3, 2019	15,000	103,200	N/A	N/A
	20,000	2.7%	$10.00	Feb 3, 2019	15,000	73,200	N/A	N/A

Nick L. Voller, Director	20,000	2.7%	$8.50	Feb 3, 2019	15,000	103,200	N/A	N/A
	20,000	2.7%	$10.00	Feb 3, 2019	15,000	73,200	N/A	N/A

Christopher W. Hunt, Director*	20,000	2.7%	$8.50	Feb 3, 2019	15,000	103,200	N/A	N/A
	20,000	2.7%	$10.00	Feb 3, 2019	15,000	73,200	N/A	N/A

*

Resigned from the Board of Directors on March 30, 2010. As of the date of resignation, 5,000 shares of common stock were exercisable at $8.50 per share and 5,000 shares of common stock were exercisable at $10.00 per share.

**	Valued at market close price on December 31, 2009 of $13.66 per share.

Option Grants in Last Two Fiscal Years. On April 7, 2010, we granted 40,000 stock options under the Amended and Restated 2004 Employees’ Stock Incentive Plan (the “2004 Plan”) to a non-employee director that was appointed to the Board of Directors on March 30, 2010. During 2009, we granted an aggregate of 750,000 stock options under the 2004 Plan, of which 300,000 were granted to the named executive officers and 200,000 to non-employee directors of the Company. During 2008 we granted 25,000 options to non-officer employees. We granted an aggregate of 765,000 stock options in October 2007 of which 495,000 were granted to the named executive officers. If within the duration of any of the remaining outstanding options there is a corporate merger consolidation, acquisition of assets or other reorganization and if such transaction affects the optioned stock, the optionee will thereafter be entitled to receive, upon exercise of his option, those shares or securities that he would have received had the option been exercised prior to the transaction and the optionee had been a shareholder with respect to such shares. One half of the 2007 options vested on October 10, 2009; and an additional 25% of the options are exercisable on each yearly anniversary thereafter, until October 10, 2011, when 100% of the options are exercisable. One-half of the options granted in 2008 become vested on June 19, 2010 and one fourth on June 19, 2011 and 2012, respectively. One fourth of the options granted in 2009 became vested on February 3, 2010 and the remainder will vest at a rate of one-third each year beginning February 3, 2011.

The Compensation Committee for our Board of Directors administers the outstanding options.

In 2007, our shareholders adopted the 2004 Plan. The 2004 Plan reserves 2,000,000 shares of our common stock for either nonstatutory options or incentive stock options that may be granted pursuant to the terms of the plan. Of the 2,000,000 reserve shares, 466,946 shares remained outstanding as of April 22, 2010. Under the terms of the 2004 Plan, the option price cannot be less than 100% of the fair market value of the common stock of the Company on the date of grant, and if the optionee owns more than 10% of the voting stock, the option price per share cannot be less than 110% of the fair market value.

Director Compensation

The following table sets forth all compensation paid to our directors in 2009.

Name of Director	Fees Earned or Paid In Cash ($)	Option Awards ($)	Total ($)
Frank A. Lodzinski	$—	$—	$—
Collis P. Chandler, III	$—	$—	$—
Christopher W. Hunt	$35,000	$176,400	$211,400
Jay F. Joliat	$35,000	$176,400	$211,400
Michael A. Vlasic	$23,000	$176,400	$199,400
Scott R. Stevens	$27,000	$176,400	$203,400
Nick L. Voller	$31,000	$176,400	$207,400

Our employee directors do not receive compensation for being a director. On February 3, 2009, the Compensation Committee of the Board of Directors of the Company adopted a compensation structure for non-employee directors effective for fiscal 2009. Each non-employee director receives annual compensation of $23,000; each member of the Audit Committee receives an additional $8,000 per year; and each member of the Compensation Committee receives an additional $4,000 per year. Additionally, each non-employee director, as of February 3, 2009, was granted stock options under the 2004 Plan to purchase 40,000 shares of common stock with exercise prices of

$8.50 per share for 20,000 shares and $10.00 per share for the remaining 20,000 shares. The stock options vest equally between the two exercise prices in equal annual installments over a period of four years from the date of grant. The options have a term of 10 years and are subject to the terms and conditions of the 2004 Plan. The February 3, 2009, closing price of our common stock was $7.62 per share.

On April 7, 2010, the Compensation Committee of the Board granted stock options under the 2004 Plan to Mr. Whelley, a non-employee director who was appointed to the Board of Directors on March 30, 2010, to purchase 40,000 shares of common stock with exercise prices of $17.50 per share for 20,000 shares and $20.00 per share for the remaining 20,000 shares. The stock options vest equally between the two exercise prices in equal annual installments over a period of four years from the date of grant. The options have a term of 10 years and are subject to the terms and conditions of the 2004 Plan. The April 7, 2010, closing price of our common stock was $17.27 per share. The Compensation Committee did not grant any stock options to Mr. Seaman, our other non-employee director who was appointed to the Board on March 30, 2010, because his employer does not permit him to accept compensation for his role as a Director.

Employment Contracts and Termination of Employment Agreements

We have no employment contracts in place with any of our executive officers, who serve at the will of our Board of Directors. We also have no compensatory plan or arrangement with respect to any executive officer where such plan or arrangement will result in payments to such officer upon or following his resignation, retirement, or other termination of employment with us and our subsidiaries, or as a result of a change-in-control of the Company or a change in the executive officers’ responsibilities following a change-in-control.

Compensation Committee Interlocks and Insider Participation

During fiscal 2009, Jay F. Joliat served as Chairman of the Compensation Committee and Christopher W. Hunt and Scott R. Stevens served as Committee members. None of the Company’s Compensation Committee members was, during the past fiscal year, an officer or employee of the Company, nor is any member a former employee of the Company. None of the Compensation Committee members and none of the Company’s executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity and no interlocking relationship existed in fiscal 2009.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee of our Board of Directors oversees GeoResources, Inc.’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. In reliance on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis set forth above under “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

COMPENSATION COMMITTEE

Bryant W. Seaman (Chairman)

Jay F. Joliat

Michael A. Vlasic

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our accounts receivable at December 31, 2009 and 2008, includes $786,000 and $2,311,000, respectively, due from SBE Partners LP (“SBE Partners”). Our accounts receivable at December 31, 2009 and 2008, also includes $148,000 and $594,000, respectively, due from OKLA Energy Partners LP (“OKLA Energy”). Both of these partnerships are oil and gas limited partnerships for which a subsidiary of ours serves as general partner. These amounts represent the limited partnerships’ share of property operating expenditures incurred by our subsidiaries on their behalf, as well as accrued management fees. Our accounts payable at December 31, 2009 and 2008, includes $7,583,000 and $9,333,000, respectively, due to the SBE Partners for oil and gas revenues collected on its behalf. Our accounts payable at December 31, 2009 and 2008, also includes $776,000 and $977,000, respectively, due to OKLA Energy for oil and gas revenues collected on its behalf. We earned partnership management fees during the years ended December 31, 2009, 2008, and 2007 of $1,007,000, $1,725,000, and $969,000, respectively.

Our subsidiaries operate the majority of oil and gas properties in which the two limited partnerships have an interest. Under this arrangement, we collect revenues from purchasers and incur property operating and development expenditures on each partnership’s behalf. These revenues are paid monthly to each partnership, which in turn reimburses us for the partnership’s share of expenditures.

In May 2009, through our subsidiary, Catena Oil and Gas LLC (“Catena”), we entered into a purchase and sale agreement with an affiliated limited partnership, SBE Partners. Catena purchased the properties for $49,340,000. As the general partner of SBE Partners, Catena received a distribution from the partnership of $987,000 as a result of the sale. The net purchase price for the properties was $48,353,000.

Related Party Transaction Policies

Our officers and directors are required to obtain Audit Committee approval for any proposed related party transactions. In addition, our Code requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. Our Code states that a conflict of interest exists when an individual’s private interest interferes in any way or even appears to interfere with our interests and sets forth a list of broad categories of the types of transactions that must be reported to our Board. Under our Code, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

INDEPENDENT PUBLIC ACCOUNTANTS

Our independent public accounting firm is Grant Thornton LLP (“Grant Thornton”). This firm audited our financial statements for the year ended December 31, 2009. A representative of Grant Thornton is not expected to be present at the Meeting but, if present, will respond to appropriate questions.

The audit reports of Grant Thornton on our consolidated financial statements as of and for the year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Principal Accountant Fees and Services

During 2009 and 2008, we paid the following fees to Grant Thornton, our principal accountant:

	2009	2008
Audit Fees	$531,035	$391,945
Audit-Related Fees	21,200	—

	$552,235	$391,945

To help assure independence of the independent auditors, the Audit Committee of our Board of Directors has established a policy whereby all audit, review, attest and non-audit engagements of the principal accountant or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable Securities and Exchange Commission rules. This policy is set forth in our Audit Committee Charter. Of the fees shown above in the table, which were paid to our principal accountant, 100% were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Our Audit Committee reports to and acts on behalf of our Board of Directors by providing oversight of our financial management, independent auditors and financial reporting procedures. An amended Audit Committee Charter was adopted in 2004. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditors. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including auditor independence. The members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact “independent.”

The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the independent auditors provided to the Audit Committee the written disclosures required by the Securities and Exchange Commission and the Public Accounting Oversight Board, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the fees and costs billed and expected to be billed by the independent auditors for our audit services. The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditors are compatible with maintaining auditor independence.

The Audit Committee has discussed with the independent auditors, with and without management present, their evaluations of our internal accounting controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE (as of March 30, 2010)

Jay F. Joliat (Chairman)

Christopher W. Hunt

Nick L. Voller

SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2011 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 by January 10, 2011. The proposal should be sent to the attention of our Secretary.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures require that shareholders must submit nominations or items of business in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2011 Annual Meeting no later than 45 days in advance of the 2010 Annual Meeting if it is being held within 30 days preceding the anniversary date (June 10, 2010) of this year’s Meeting, which is a reasonable time before the Company will begin printing and sending its proxy materials.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

For the past few years we have held our Annual Meeting of Shareholders at the end of October; however, we intend to hold our future Annual Meetings the first or second Thursday of June. Assuming that our 2011 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 27, 2011, which is a reasonable time before the Company will begin printing and sending its proxy materials.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for shareholder proposals.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Because of our small size, we feel it is not necessary to develop formal processes by which shareholders may communicate directly with directors. Instead, we believe that our informal process by which any communication sent to the Board of Directors either generally or in care of a corporate officer, has served our shareholders’ needs. In view of recently adopted SEC disclosure requirements related to this issue, the Board of Directors expects to review in the coming months whether more specific procedures are required. Until any other procedures are developed and posted on our website at www.georesourcesinc.com, any communication to the Board of Directors may be mailed to the Board, in care of our Secretary, at P.O. Box 1505, Williston, North Dakota 58801-1505 or contact the Secretary at (701) 572-2020, Ext. 113. Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. Our Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

OTHER BUSINESS

We know of no other matters to be presented at the Meeting. If any other matter properly comes before the Meeting, the appointed proxies will vote the proxies in accordance with their best judgment.

ACCOMPANYING DOCUMENTS TO SHAREHOLDERS

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement or has been sent to shareholders previously. No part of this document is incorporated herein and no part thereof is to be considered proxy soliciting material.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are GeoResources shareholders may be “householding” proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, please notify your broker. A shareholder who wishes to receive a separate copy of the proxy statement and annual report now, should submit a written request to Secretary, GeoResources, Inc., P.O. Box 1505, Williston, North Dakota 58801-1505 or contact the Secretary at (701) 572-2020, Ext. 113. Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

By Order of The Board of Directors.

GEORESOURCES, INC.

CATHY KRUSE
Corporate Secretary

Dated: April 28, 2010

FORM OF PROXY CARD

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Annual Report is/are available at www.eproxy.com/geoi.

GEORESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS JUNE 10, 2010

The undersigned shareholder of GeoResources, Inc., acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Shareholders to be held on Thursday, June 10, 2010, at 1:00 p.m., local time, at 1999 Broadway, Suite 3150, Denver, Colorado, and hereby appoints Frank A. Lodzinski and Collis P. Chandler, III, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said meeting and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned’s shares as follows:

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE

SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR

THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF

DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GEOI GEORESOURCES, INC. 110 Cypress Station Drive, Suite 220 Houston, Texas 77090
COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.eproxy.com/geoi
Use the Internet to vote your proxy until 12:00 p.m. (CT) on June 9, 2010.
PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on June 9, 2010.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees
01 Frank A. Lodzinski 02 Collis P. Chandler, III 03 Jay F. Joliat 04 Bryant W. Seaman, III 05 Michael A. Vlasic 06 Nick L. Voller 07 Donald J. Whelley
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2.	Transactions of such other matters as may properly come before the meeting and any adjournments thereof.						☐	☐	☐

NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR Items 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date